UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023 (December 30, 2022)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 5200
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering of Shares

On December 30, 2022, Palisade Bio, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of (i) 476,842 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of $2.375, and (ii) registered prefunded warrants (the “Registered Prefunded Warrants”) to purchase up to 37,000 shares of Common Stock at a purchase price of $2.3749 per Registered Prefunded Warrant (the “Registered Offering”).

Each Registered Prefunded Warrant is exercisable immediately, has a perpetual term, an exercise price per share of Common Stock of $0.0001, and is subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the Registered Prefunded Warrants. The Registered Prefunded Warrants do not contain any price protection provisions with respect to future securities offerings of the Company.

The Shares and Registered Prefunded Warrants (and shares underlying the Registered Prefunded Warrants) are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022, as amended, and was declared effective on April 26, 2022 (File No. 333-263705) (the “Registration Statement”) and a prospectus supplement thereunder.

A copy of the opinion of the Silvestre Law Group, P.C. relating to the validity of the Shares of Common Stock and Registered Prefunded Warrants issued in the Registered Direct Offering is filed herewith as Exhibit 5.01.

Concurrent Private Placements

Private Placement of Prefunded Warrants

In addition to the sale of Shares and Registered Prefunded Warrants, pursuant to the Purchase Agreements, the Company also issued certain Purchasers, subject to certain beneficial ownership limitations, unregistered prefunded warrants to purchase up to 538,789 shares of Common Stock (the “Unregistered Prefunded Warrants”) with the same terms as the Registered Prefunded Warrants except that the Unregistered Prefunded Warrants are not registered pursuant to the Registration Statement (the “Concurrent Prefunded Warrant Private Placement”).

Private Placement of Common Stock Purchase Warrants

Pursuant to the Purchase Agreements, in a concurrent private placement, the Company has also agreed to sell and issue to each Purchaser that purchased any (i) Shares, (ii) Registered Prefunded Warrants, and / or (iii) Unregistered Prefunded Warrants, warrants to purchase such number of shares of Common Stock equal to the number of Shares, Registered Prefunded Warrants or Unregistered Prefunded Warrants that a Purchaser purchased pursuant to the Purchase Agreement (the “Private Warrants”). In aggregate, pursuant to the Purchase Agreements, the Company will issue Private Warrants to purchase up to 1,052,631 shares of Common Stock, each with a per share exercise price of $2.375 (the “Concurrent Warrant Private Placement”). The Private Warrants are exercisable immediately and expire five (5) years from the date of issuance. The Private Warrants are subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the Private Warrants. The Private Warrants do not contain any price protection provisions with respect to future securities offerings of the Company.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreements were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Registered Offering, the Concurrent Prefunded Warrant Private Placement, and the Concurrent Warrant Private Placement (collectively together, the “Offering”) is expected to close on or about January 4, 2022, subject to customary closing conditions for aggregate gross proceeds to the Company of approximately $2.5 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company.

The Unregistered Prefunded Warrants, the Private Warrants, and the shares of Common Stock issuable upon exercise of the Unregistered Prefunded Warrants and Private Warrants (collectively, the “Warrant Shares”) have not been registered under the Securities Act pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. In connection with each Purchaser’s execution of a Purchase Agreement, each such Purchaser represented to the Company that it is either an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, among other items.

The Company also entered into a registration rights agreements with the Purchasers, whereby the Company agreed to file a registration statement on Form S-3 within 30 days of the closing of the Offering, which shall provide for the resale by holders of the Warrants Shares and to have such registration statement declared effective by February 14, 2023, and to use best efforts to keep such registration statement effective at all times until such date that the Warrant Shares either (i) have been sold, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The closing of the Offering is subject to satisfaction of customary closing conditions set forth in the Purchase Agreements. The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreements are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Placement Agent Agreement

In connection with the Offering, we entered into a placement agent agreement (“Engagement Agreement”) with Ladenburg Thalmann & Co. Inc. (“Placement Agent”) whereby the Placement Agent receives (i) an aggregate cash fee equal to 7.75% of the gross proceeds received by the Company from the sale of the securities, (ii) payment of up to $105,000 for certain expenses incurred in the Offering, and (iii) warrants to purchase up to 6.0% of the aggregate amount of the total Shares, Registered Prefunded Warrants, and Unregistered Prefunded Warrants sold in the Offering, or 63,158 warrants (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Private Warrants, except that the exercise price of the Placement Agent Warrant is $2.9688 per share.

The foregoing summaries of each of the Purchase Agreement, Registered Prefunded Warrants, the Unregistered Prefunded Warrants, the Private Warrants, the Registration Rights Agreement, and the Placement Agent Warrants are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02, 10.03, 4.01, and 4.02, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 8.01	Other Events

On December 30, 2022, the Company issued a press release announcing the various transactions described herein. A copy of the press release is attached as Exhibit 99.01 hereto.

On January 4, 2023, the Company issued a press release announcing the closing of the transactions described herein. A copy of the press release is attached as Exhibit 99.02 hereto.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Form of Registered Prefunded Warrant
4.02	Form of Unregistered Prefunded Warrant
4.03	Form of Common Stock Warrant
4.04	Form of Placement Agent Warrant
5.01	Legal Opinion of Silvestre Law Group, P.C.
10.01	Form of Securities Purchase Agreement
10.02	Form of Registration Rights Agreement
10.03	Form of Placement Agent Agreement
23.01	Consent of the Silvestre Law Group, P.C. (included in Exhibit 5.01)
99.01	Press Release dated December 30, 2022
99.02	Press Release dated January 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 4, 2023	Palisade Bio, Inc.

		By:	/s/ J.D. Finley
J.D. Finley
Interim Chief Executive Officer